UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report : April 26, 2009

CHINA GENGSHENG MINERALS, INC.
(Exact name of registrant as specified in its charter)

STATE OF NEVADA	000-51527	91-0541437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China
(Address of Principal Executive Offices)

451271
(Zip Code)

(86) 371-64059818
Registrant's Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 26, 2009, Henan Gengsheng Refractories Co., Ltd. ("Refractories"), a wholly owned subsidiary of China Gengsheng Minerals, Inc., entered into a full service refractory supply contract (the "Supply Contract"), with Zibo Zhanggang Iron & Steel Co., Ltd ("Zhang Steel"). The term of this Supply Contract is six months. The value of the contract is estimated to be $2.9 million per year.

The foregoing description of the Supply Contract does not purport to be complete and is subject to, and qualified in its entirety by, reference to the summary of the English translation of the Supply Contract filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

On April 29, 2009, the Registrant also issued a press release announcing the execution of the Supply Contract. A copy of that press release is attached as Exhibit 99.1 hereto and incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit
Number	Description

10.1	Supply Contract, dated April 26, 2009, by and between Henan Gengsheng Refractories Co., Ltd. and Zibo Zhanggang Iron & Steel Co., Ltd.

99.1	Press Release issued on April 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GENGSHENG MINERALS, INC.

Dated: April 29, 2009	/s/ Shunqing Zhang
Name: Shunqing Zhang Title: Chief Executive Officer